BRF S.A.

Publicly-held Company

CNPJ 01.838.723/0001-27

NIRE 42300034240

CVM 1629-2

MINUTES OF THE BOARD OF DIRECTORS’ EXTRAORDINARY MEETING HELD ON JUNE 29, 2015

1.         DATE, TIME AND PLACE: Virtually held on June 29, 2015, at 06:00 p.m., as authorized by the Paragraph Two of Article 17 of the Articles of Incorporation.

2.        BOARD: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3.        CALL OF MEETING AND ATTENDANCE: The call of meeting was duly made pursuant to the Company’s Articles of Incorporation. All of the members of the Board of Directors on duty were present: Messrs Abilio dos Santos Diniz, Sérgio Ricardo Miranda Nazaré, Vicente Falconi Campos, Walter Fontana Filho, Luiz Fernando Furlan, José Carlos Reis de Magalhães Neto, Manoel Cordeiro Silva Filho, Paulo Guilherme Farah Correa, Henri Philippe Reichstul.

4.        AGENDA: Approval of the voting guidance, in view of the need for fulfilling the transition schedule for the Company’s dairy product operation sale, in order to (i) re-ratify the share capital of Elebat Alimentos S.A. (“Elebat”) appearing in the minutes of the Special General Meeting held on June 1, 2015; (ii) re-ratify, based on the list of enrollments appearing in the accounting assessment report approved at Elebat’s Special General Meeting held on June 1, 2015, the Annex III of the said General Meeting, in order to include the missing enrollments of the properties being transferred to Elebat by means of such General Meeting; (iii) ratify the appointment and contracting of the specialized assessment company Ernst & Young Auditores Independentes S/S, responsible for preparing the third (3rd) accounting assessment report for the assets to be contributed by the Company to Elebat (“3rd Assessment Report); (iv) approve the 3rd Assessment Report; (v) deliberate on new shares and constitution of capital reserve; (vi) approve the conversion of common shares issued Elebat into preferred shares issued by Elebat; (vii) in view of the conversion of shares regarding item (vi) above, if approved, deliberate on the amendment to Elebat’s Articles of Incorporation for inclusion of preferences and advantages attributable to holders of preferred shares issued by Elebat; (viii) approve the immediate redemption, in goods, of the redeemable preferred shares issued by Elebat and the consequent cancellation of the redeemed preferred shares; and (ix) deliberate on the amendment and restatement to Elebat’s Articles of Incorporation in order to cause the deliberations in the agenda listed herein to appear.

5.        RESOLUTIONS: Upon commencing the meeting, verifying the attendance quorum and convening this meeting, the Members of the Board of Directors, by unanimity of votes and without any safeguard, approved the favorable voting guidance to be rendered at Elebat’s Special General Meeting to be held on this date, in order to:

5.1.     Re-ratify Elebat’s share capital appearing in the minutes of the Special General Meeting held on June 1, 2015, in virtue of any material misstatement in item 5.3 of the said minutes (instead of R$936,085,234.37 should  R$936.086.234,37), so that the said item shall have the following wording:

BRF S.A.

Publicly-held Company

CNPJ 01.838.723/0001-27

NIRE 42300034240

CVM 1629-2

MINUTES OF THE BOARD OF DIRECTORS’ EXTRAORDINARY MEETING HELD ON JUNE 29, 2015

“5.3.         Approve the Company’s share capital increase from the current seven hundred and ten million, one hundred and eighty-four thousand, three hundred and thirty-nine Brazilian Reais and eighty-eight cents (R$710,184,339.88) to nine hundred and thirty-six million, eighty-six thousand, two hundred and thirty-four Brazilian Reais and thirty-seven cents (R$936,086,234.37), an increase, therefore, in the amount of two hundred and twenty-five million, nine hundred and one thousand, eight hundred and ninety-four Brazilian Reais and forty-nine cents (R$225,901,894.49) upon issuing twenty-five million, nine hundred and one thousand, eight hundred and ninety-four (225,901,894) new common and registered shares, without par value, with issuance price at one Brazilian Real (R$ 1.00) each, based on art. 170, § 1 of the Corporations Act”.

5.1.1.   In view of the foregoing deliberation, re-ratify the Article 4 of Elebat’s Articles of Incorporation, which shall be in force with the following wording:

“Article 4. The subscribed and paid-in share capital is nine hundred and thirty-six million, eighty-six thousand, two hundred and thirty-four Brazilian Reais and thirty-seven cents (R$936,086,234.37) divided into nine hundred and thirty-six million, eighty-six thousand, two hundred and thirty-four (936,086,234) common and registered shares, without par value.”

5.2.    Re-ratify, based on the list of enrollments appearing in the accounting assessment report approved at Elebat’s Special General Meeting held on June 01, 2015, the Annex III of the said General Meeting, in order to include the missing enrollments of the properties being transferred to Elebat by means of the said General Meeting.

5.3.    Ratify the appointment and contracting of the specialized assessment company,  Ernst & Young Auditores Independentes S/S, headquartered in the City of São Paulo, State of São Paulo, at Av. Presidente Juscelino Kubitschek, 1830, Torre II, 10º andar, Itaim Bibi, CEP 04543-900, enrolled with the CNPJ/MF (Brazilian Registry of Legal Entities) under the no. 61.366.936/0001-25 and registered at the Regional Accounting Council of the State of São Paulo under the no. CRC-2SP015199/O6 (“E&Y”), responsible for preparing the 3rd Assessment Report for certain Company’s assets on June 25, 2015, to be contributed by the Company to Elebat.

5.4.    Approve the 3rd Assessment Report based on the Article 8 of the Corporations Act, in accordance with the accounting practices based on the corporate law, which was prepared by E&Y, which appointment was ratified above.

BRF S.A.

Publicly-held Company

CNPJ 01.838.723/0001-27

NIRE 42300034240

CVM 1629-2

MINUTES OF THE BOARD OF DIRECTORS’ EXTRAORDINARY MEETING HELD ON JUNE 29, 2015

5.5.    Approve Elebat’s share capital increase upon issuing one hundred and forty-two million, five hundred and fifty-one thousand, four hundred and sixty-five (142,551,465) new common and registered shares without par value at the issuance price of R$1.01386864 per share (“Price per Share”), which was assessed on the basis of the art. 170, § 1 of the Corporations Act, being one Brazilian Real (R$ 1.00) allocated to the capital account and R$0.01386864 allocated to the reserve capital account, in virtue of the share subscription premium.

5.5.1.   As a result: (a) approve Elebat’s share capital incrase from the current nine hundred and thirty-six million, eighty-six thousand, two hundred and thirty-four Brazilian Reais and thirty-seven cents (R$936,086,234.37) to one billion, thirty-seven million, five hundred and ninety-nine thousand, seven hundred and thirty-three Brazilian Reais and ninety-six cents (R$1,078,599,733.96), an increase, therefore, of one hundred and forty-two million, five hundred and fifty-one thousand, four hundred and sixty-five Brazilian Reais and forty-six cents (R$142,551,465.46), comprised of: (i) seventy-two million, five hundred and thirteen thousand, four hundred and ninety-nine Brazilian Reais and fifty-nine cents (R$72,513,499.59) in assets, as assessed in the 3rd Assessment Report; (ii) ten million, thirty-seven thousand, nine hundred and sixty-five Brazilian Reais and eighty-seven cents (R$10,037,965.87) upon capitalization of credits held by the Company against Elebat; (iii) ten million Brazilian Reais (R$10,000,000.00) in national currency, paid on this date; and (iv) fifty million Brazilian Reais (R$50,000,000.00) in national currency, paid on July 1, 2015; and (b) allocate one million, nine hundred and seventy-six thousand, nine hundred and ninety-five Brazilian Reais (R$1,976,995.00) to the constitution of Elebat’s capital reserve constitution.

5.5.2.   The shares issued by Elebat are fully subscribed and paid in by the Company.

5.6.    Convert one million, nine hundred and seventy-six thousand, nine hundred and ninety-five (1,976,995) common and registered shares without par value issued by Elebat and owned by the cCompany into one million, nine hundred and seventy-six thousand, nine hundred and ninety-five (1,976,995) redeemable preferred shares also owned by the Company, in the proportion of one common share to one redeemable preferred share.

5.6.1    In view of the creation of one million, nine hundred and seventy-six thousand, nine hundred and ninety-five (1,976,995) redeemable preferred shares, the shareholders deliberated on amending the article 4 of Elebat’s Articles of Incorporation, in order to cause to appear (i) the new kind of issued shares and, under the article 17 of the Corporations Act, (ii) such kind has priority in the distribution of fixed or minimum dividend and capital refund, with or without premium.

BRF S.A.

Publicly-held Company

CNPJ 01.838.723/0001-27

NIRE 42300034240

CVM 1629-2

MINUTES OF THE BOARD OF DIRECTORS’ EXTRAORDINARY MEETING HELD ON JUNE 29, 2015

5.7.     Following the deliberations, approve the immediate redemption of preferred shares, at the price of one Brazilian Real (R$ 1.00) per preferred share, amounting to one million, nine hundred and seventy-six thousand, nine hundred and ninety-five Brazilian Reais (R$1,976,995.00), upon transferring to the Company the goods appearing in Annex I to these minutes, which were assessed on the basis of its accounting equity value assessed on the Company’s balance sheet prepared on December 31, 2014.

5.7.2    In virtue of the deliberations made in item 5.7 above, approve the cancellation of the one million, nine hundred and seventy-six thousand, nine hundred and ninety-five (1,976,995) redeemed preferred shares.

5.8.    Deliberate on the amendment to Elebat’s Articles of Incorporation, in order to cause the share capital increase. However, in view of the immediate redemption and cancellation of the redeemable preferred shares, the amendment to Elebat’s Articles of Incorporation is dismissed in relation to the creation of such actions.

5.8.1    In virtue of the aforementioned deliberations, approve the amendment to the Article 4 of Elebat’s Articles of Incorporation, which shall be in force with the following wording:

“Article 4. The share capital subscribed and partially paid-in is one billion, seventy-eight million, five hundred and ninety-nine thousand, seven hundred and thirty-three Brazilian Reais and ninety-six cents (R$1,078,599,733.96), divided into one billion, seventy-eight million, five hundred and ninety-nine thousand, seven hundred and thirty-three (1,078,599,733) common and registered shares without par value.”

5.9.    Authorize Elebat’s managers to practice all the acts required for the formalization of the deliberations made at this meeting.

6. The Board of Officers of the Company and Elebat are authorized to take any arrangements and execute all the documents required for the performance of the deliberations made at this meeting.

7.        DOCUMENTS FILED AT THE COMPANY: The documents related to the agenda supporting the deliberations made by the members of the Board of Directors and/or information provided at the meeting shall be filed at the Company’s head office.

BRF S.A.

Publicly-held Company

CNPJ 01.838.723/0001-27

NIRE 42300034240

CVM 1629-2

MINUTES OF THE BOARD OF DIRECTORS’ EXTRAORDINARY MEETING HELD ON JUNE 29, 2015

8.        APPROVAL AND EXECUTION OF THE MINUTES: There not being anything further, the Chairman declared the meeting closed, the minutes were recorded as a summary, which was read, found to be compliant and executed. São Paulo, June 29, 2015. Signatures: Board: Mr. Abilio dos Santos Diniz – Chairman; Ms. Larissa Brack – Secretary. Directors: Abilio dos Santos Diniz, Sérgio Ricardo Miranda Nazaré, Vicente Falconi Campos, Walter Fontana Filho, Luiz Fernando Furlan, José Carlos Reis de Magalhães Neto, Manoel Cordeiro Silva Filho, Paulo Guilherme Farah Correa, Henri Philippe Reichstul.

I hereby certify that this is a true copy of the minutes recorded on Book no. 4, pages 67 to 71, of minutes of Ordinary and Special Meetings of the Company’s Board of Directors.

_____________________________

Larissa Brack

Secretary